As filed with the Securities and Exchange Commission on December __, 2000.
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            COACHMEN INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                      INDIANA                          35-1101097
          (State or Other Jurisdiction of           (I.R.S. Employer
          Incorporation or Organization)           Identification No.)

                                2831 DEXTER DRIVE
                             ELKHART, INDIANA 46514
                    (Address of Principal Executive Offices)

                            COACHMEN INDUSTRIES, INC.
                            RETIREMENT PLAN AND TRUST,
                      2000 OMNIBUS STOCK INCENTIVE PROGRAM
                                       AND
                     SUPPLEMENTAL DEFERRED COMPENSATION PLAN
                            (Full Title of the Plans)

                 RICHARD M. LAVERS                    Telephone number,
                 GENERAL COUNSEL                    including area code,
                   AND SECRETARY                   of agent for service:
             COACHMEN INDUSTRIES, INC.                 (219) 262-0123
                 2831 DEXTER DRIVE
              ELKHART, INDIANA 46514
      (Name and Address of Agent For Service)

-------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

                                                            Proposed        Proposed
               Title of                                      Maximum         Maximum
              Securities                  Amount            Offering        Aggregate        Amount of
                 to be                     to be              Price         Offering       Registration
              Registered               Registered1,2       Per Share3        Price3             Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock (without par              2,000,000 Shares       $8.50        $17,000,000
value), including Common Share
Purchase Rights4

Supplemental Deferred Compensation
Plan ("SDCP") Obligations5             $3,000,000             NA           $ 3,000,000
                                                                           -----------         ------
                                                                           $20,000,000         $5,280
-------------------------------------------------------------------------------------------------------------------
1  An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plans become operative.

2  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Retirement Plan and Trust described herein.

3  Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h)
   under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 19, 2000.

4  Prior to the occurrence of certain events, the Common Share Purchase Rights will not be evidenced separately from the Common Stock.

5  Participants in the Supplemental Deferred Compensation Plan may elect to have the SDCP Obligations treated as if such amount had been used to purchase Coachmen Common Stock. For purposes of this Registration Statement, this investment option is referred to as a Common Stock Index. The Common Stock Index will accrue earnings
   (or losses) on the SDCP Obligations based on the performance of Coachmen Common Stock. No additional consideration will be paid for the Common Stock Index.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to
Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  The following documents filed by Coachmen Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 1- 7160) are incorporated herein by reference:

                           (1) the Company's Annual Report on Form 10-K for the
fiscal year ended December 31, 1999, which has heretofore been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

                           (2) The Company's Quarterly Reports on Form 10-Q for
the quarter periods, ended March 31, 2000, June 30, 2000 and September 30, 2000 which have heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

                           (3) The Company's Current Reports on Form 8-K filed
with the Commission on January 11, 2000; April 20, 2000; May 2, 2000; May 8, 2000; June 28, 2000; July 5, 2000; August 24, 2000; September 6, 2000; September
7, 2000; October 2, 2000; October 19, 2000; October 26, 2000; November 13, 2000;
and November 21, 2000.

                           (4) The description of the Company's Common Stock
contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

                           (5) The description of the Company's Common Share
Purchase Rights contained in the Company's Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to Section 12 of the 1934 Act.

                  All documents subsequently filed by the Company and the Company's Retirement Plan and Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrants pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrants' Annual Reports on covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Reports.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

                  The Common Stock to be offered is registered under Section 12(b) of the 1934 Act.

                  The Supplemental Deferred Compensation Plan (the "Plan") was approved by the Company's Board of Directors to be effective on or after January 1, 2001. The Obligations under the Plan being registered herein pursuant to this Registration Statement are to be offered to certain eligible employees of the Company ("Participants") pursuant to the terms of the Plan.

                  The Obligations are general unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Plan from the general assets of the Company, and rank "pari passu" with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. "Pari passu" is a Latin expression used in conversation by certain lawyers, accountants and other business professionals, meaning ratably or without preference.

                  The amount of compensation deferred by each Participant is determined in accordance with each Participant's election. Obligations in an amount equal to each Participant's Deferral Account (consisting of deferred compensation for a plan year and any earnings or losses in value thereon) will be payable on the withdrawal date either elected by the Participant or upon the occurrence of certain events as provided under the Plan.

                  Under the Plan, Obligations earn or lose value based on the investment performance of one or more of the various investment funds offered under the Plan and selected by the Participants. However, the Company is not obligated to invest in such funds. The investment funds are used only for purposes of crediting or debiting the Participants' Deferral Accounts with deemed earnings or losses. Participants have no actual investment in these funds. One of the funds invests primarily in Common Stock of the Company (the Common Stock Index). There may be no actual purchase of the Company's Common Stock or any of the other investment funds. To the extent that dividends are paid on the Company's Common Stock, a like amount will be added to Participant's account and deemed reinvested in Common Stock. The Common Stock Index may be deemed to be a "security" under the Securities Act of 1933, and as such, it is being registered on this Form S-8 Registration Statement.

                  The Obligations are not convertible into another security of the Company. The Obligations will not have the benefit of any negative pledge or any other affirmative or negative covenant on the part of The Company. Neither will the Obligations have the benefit of any lien on any specific property of The Company.

                  The Obligations cannot be alienated, sold, transferred, assigned, pledged, attached, garnished or otherwise encumbered, and pass only to a survivor beneficiary designated under the Plan, or as provided by the terms of the Plan.

                  The Obligations, and the earnings and losses related thereto, are held as a Company asset within a special trust, called a "Rabbi Trust." The Rabbi Trust is intended to protect the Obligations from being used for any purpose other than to pay the promised benefit to the Participants. The Rabbi Trust does not protect the Obligations in the event of The Company's bankruptcy or insolvency.

                  The Company reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect a Participant's right to Obligations in the amount of the Participant's Deferral Accounts as of the date of such amendment or termination.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

                  Section 11 of the By-laws of the registrant provides for the indemnification by the registrant of each director, officer or employee of the registrant or any of its subsidiaries in connection with any claim, action, suit or proceeding brought or threatened by reason of his or her position with the registrant or any of its subsidiaries. In addition, Sections 23-1-37-1 to 15 of the Indiana Business Corporation Law specifically empowers the registrant to indemnify, subject to the standards therein prescribed, any director or officer in connection with any action, suit or proceeding brought or threatened by reason of the fact that he or she is or was a director or officer of the registrant,

                  Registrant maintains directors and officers liability insurance covering all directors and officers of the registrant against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

                  Not applicable.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

                  The registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkhart, State of Indiana, on the 20th day of December, 2000.

                          COACHMEN INDUSTRIES, INC.


                          By: /s/ Claire C. Skinner
                             --------------------------------------------------
                              Claire C. Skinner,
                              Chairman of the Board, Chief Executive Officer and President

                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Coachmen Industries, Inc. hereby severally constitute Claire C. Skinner and Richard M. Lavers, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Coachmen Industries, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of December, 2000.

            Signature                                                         Title
            ---------                                                         -----

      /s/ Claire C. Skinner
------------------------------------        Chairman of the Board, Chief Executive Officer, President and Director
          Claire C. Skinner                 (principal executive officer)

        /s/ James E. Jack
------------------------------------        Executive Vice President and Chief Financial Officer
            James E. Jack                   (principal financial officer)

      /s/ William M. Angelo
------------------------------------        Vice President and Chief Accounting Officer
          William M. Angelo

      /s/ Thomas H. Corson
------------------------------------        Director
          Thomas H. Corson

       /s/ Keith D. Corson
------------------------------------        Director
           Keith D. Corson

      /s/ Geoffrey B. Bloom
------------------------------------        Director
          Geoffrey B. Bloom

      /s/ Robert J. Deputy
------------------------------------        Director
          Robert J. Deputy

                                      II-4


      /s/ Donald W. Hudler
------------------------------------        Director
          Donald W. Hudler

     /s/ William P. Johnson
------------------------------------        Director
         William P. Johnson

        /s/ Philip G. Lux
------------------------------------        Director
            Philip G. Lux

       /s/ Edwin W. Miller
------------------------------------        Director
           Edwin W. Miller

     /s/ Frederick M. Miller
------------------------------------        Director
         Frederick M. Miller


Pursuant to the requirements of the Securities Act of 1933, the Coachmen Industries, Inc. Retirement Plan and Trust duly caused this Registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Elkhart, State of Indiana, on December 20, 2000.

                           COACHMEN INDUSTRIES, INC.
                           RETIREMENT PLAN AND TRUST


                           By:  /s/ James E. Jack
                                ------------------------------------------------
                                Committee Member

                                  EXHIBIT INDEX

Exhibit Number                             Description
--------------                            -----------

      5                 Opinion (including consent) of McDermott, Will & Emery.*

      23.1              Consent of Independent Accountants.*


*Filed herewith